                                                                    EXHIBIT 4.3




                           SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of August 9, 1999


                                  by and among



                                 TUNES.COM INC.


                                       and


                THE INVESTORS NAMED ON THE SIGNATURE PAGES HERETO
                        AND THE SCHEDULES ATTACHED HERETO


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                                TABLE OF CONTENTS

Section 1.  Definitions...........................................................................................2
Section 2.  Demand Registration Rights............................................................................6
   (a)   Demands for Registration.................................................................................6
   (b)   Limitations on Demand Registrations......................................................................7
   (c)   Registration Statement Form..............................................................................7
   (d)   Registration Expenses....................................................................................7
   (e)   Priority in Cutback Registrations........................................................................7
   (f)   Preemption of Demand Registration........................................................................7
   (f)   Preemption of Demand Registration........................................................................8
Section 3.  Piggyback Registration................................................................................8
   (a)   Right to Include Registrable Securities..................................................................8
   (b)   Registration Expenses....................................................................................8
   (c)   Priority in Cutback Registrations........................................................................8
Section 4.  Registration Procedures...............................................................................9
Section 5.  Underwritten Offerings...............................................................................12
   (a)   Underwritten Offerings in Connection with Demand Registrations..........................................13
   (b)   Underwritten Piggyback Offerings........................................................................13
Section 6.  Holdback Agreements..................................................................................13
   (a)   By the Holders..........................................................................................14
   (b)   By the Company and Other Securityholders................................................................14
Section 7.  Indemnification......................................................................................14
   (a)   Indemnification by the Company..........................................................................14
   (b)   Indemnification by the Sellers..........................................................................15
   (c)   Notices of Claims.......................................................................................16
   (d)   Contribution............................................................................................16
   (e)   Other Indemnification...................................................................................17
   (f)   Indemnification Payments................................................................................17
   (g)   Underwriting Agreement..................................................................................17
Section 8.  Covenants Relating to Rule 144.......................................................................18
Section 9.  Other Rights.........................................................................................18
   (a)   No Existing Agreements..................................................................................18
   (b)   Future Agreements.......................................................................................18
Section 10.  Selection of Underwriters...........................................................................18
Section 11.  Miscellaneous.......................................................................................19
   (a)   Notices.................................................................................................19
   (b)   Entire Agreement........................................................................................21
   (c)   Amendment...............................................................................................21
   d)    Waiver..................................................................................................21
   (e)   Consents and Waivers by Holders.........................................................................21
   (f)   No Third Party Beneficiary..............................................................................21
   (g)   Successors or Assigns...................................................................................21
   (h)   Headings................................................................................................21
   (i)   Invalid Provisions......................................................................................21
   (j)   Remedies................................................................................................22


   (k)   Governing Law...........................................................................................22
   (l)   Counterparts............................................................................................22
   (l)   Termination of Registration Rights......................................................................22
   (n)   Legends.................................................................................................22



                                     -ii-
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              SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of August 9, 1999, is made and entered into by and among Tunes.com Inc., a Delaware corporation (the "Company"), and the Investors (as defined herein).

                  WHEREAS, the Company and the Investors named on Schedule 1 hereto entered into a certain Registration Rights Agreement dated as of June 2, 1997 (as amended by that certain Amendment No. 1 to Registration Rights Agreement dated as of October 31, 1997, that certain Amendment No. 2 to Registration Rights Agreement dated as of February 11, 1998, and that certain Amendment No. 3 to Registration Rights Agreement dated as of May 4, 1998 and as otherwise heretofore amended or modified, the "Original Registration Rights Agreement") in connection with that certain Preferred Stock Purchase Agreement dated as of June 2, 1997 between the Company and certain of the Investors;

                  WHEREAS, in accordance with paragraph (c) of Section 11 of the Original Registration Rights Agreement and subsequent to June 2, 1997, the additional Investors named on Schedule 2 hereto have become parties to the Original Registration Rights Agreement pursuant to Amendment No. 1, Amendment No. 2, Amendment No. 3, certain Joinders, and certain Joinder Agreements to the Original Registration Rights Agreement;

                  WHEREAS, the Company has issued and sold, and certain of the Investors purchased from the Company, shares of Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), and, if applicable, shares of Series A-IV Convertible Preferred Stock, par value $.01 per share, pursuant to the terms and conditions of that certain Series E Convertible Preferred Stock Purchase Agreement dated as of May 4, 1999 (the "Series E Stock Purchase Agreement") among the Company and certain of the Investors, and in connection with the Series E Stock Purchase Agreement, the Original Registration Rights Agreement was amended and restated (the "First Amended and Restated Registration Rights Agreement");

                  WHEREAS, simultaneously with the closing of the Company's initial Public Offering of its Common Stock, the Company shall issue to Clear Channel Communications, Inc. ("CCU") shares of common stock of the Company and a warrant to purchase additional shares of Common Stock (the "CCU Warrant"), pursuant to the terms and conditions of that certain Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") by and between the Company and CCU;

                  WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Company and the Investors that are parties to the First Amended and Restated Registration Rights Agreement amend and restate the

First Amended and Restated Registration Rights Agreement on the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Company and the Holders of more than two-thirds (2/3) of the Registrable Securities currently outstanding or subject to issuance on the date hereof, do hereby amend and restate the First Amended and Restated Registration Rights Agreement in its entirety on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.   DEFINITIONS.

                  (a) Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this
Agreement:

                  "AGREEMENT" means this Second Amended and Restated Registration Rights Agreement, as the same shall be amended from time to time.

                  "BOARD" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

                  "COMMISSION" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

                  "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

                  "COMPANY" has the meaning ascribed to it in the preamble.

                  "CUTBACK REGISTRATION" means any Demand Registration or Piggyback Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company and the Requesting Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering without a reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

                  "DEMAND FOR REGISTRATION" has the meaning ascribed to it in
SECTION 2(a).

                  "DEMAND REGISTRATION" means any registration of Registrable Securities under the Securities Act effected pursuant to a Demand for Registration in accordance with SECTION 2.

                  "EFFECTIVE REGISTRATION" means, subject to the last sentence of SECTION 2(f), a Demand Registration which (i) has been declared or ordered effective in accordance with the rules of the Commission, and (ii) has been kept effective for the period of time contemplated by SECTION 4(b). Notwithstanding the foregoing, a registration that does not become effective after it has been filed with the Commission solely by reason of the refusal to proceed of the Holders demanding or requesting such registration shall be deemed to be an Effective Registration for purposes of this Agreement.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "HOLDER" means a holder of Registrable Securities.

                  "INDEMNIFIED PARTY" means a party entitled to indemnification in accordance with SECTION 7.

                  "INDEMNIFYING PARTY" means a party obligated to provide indemnification in accordance with SECTION 7.

                  "INSPECTORS" has the meaning ascribed to it in SECTION 4(j).

                  "INVESTORS" means the "Investors" under and as defined in the Original Registration Rights Agreement and the First Amended and Restated Registration Rights Agreement (including, without limitation, the Persons so named in the Joinder and Joinder Agreements to the Original Registration Rights Agreement and the First Amended and Restated Registration Rights Agreement), the other investors designated on Schedule 1 and Schedule 2 hereto, and the Persons so designated on the signature pages of the First Amended and Restated Registration Rights Agreement and of this Agreement (certain of which may also be set forth on Schedule 1 and Schedule 2 hereto). Notwithstanding the foregoing definition of "Investors," no Person shall be added as an Investor under this Agreement after the date hereof unless such Person shall have been expressly added as a party as an Investor hereto pursuant to an amendment executed and delivered in accordance with the requirements of paragraph (c) of Section 11 of this Agreement. The term "Investor" means any one of the Investors and, in the case of an Investor who is a natural person, the term "Investor" shall also include such Investor's legal representatives, executors or administrators when the context so requires.

                  "LOSSES" has the meaning ascribed to it in SECTION 7(a).

                  "MANAGING UNDERWRITER" means, with respect to any Public Offering, the lead managing underwriter for such Public Offering, selected in accordance with SECTION 10.

                  "NASD" means the National Association of Securities Dealers.

                  "NASDAQ" means the Nasdaq Stock Market.

                  "NOTICE OF DEMAND FOR REGISTRATION" has the meaning ascribed to it in SECTION 2(a).

                  "NOTICE OF PIGGYBACK REGISTRATION" has the meaning ascribed to it in SECTION 3(a).

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union or association.

                  "PIGGYBACK REGISTRATION" means any registration of equity securities of the Company under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of the Company or on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto), whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities), including a registration by the Company under the circumstances described in SECTION 2(f).

                  "PREFERRED STOCK" means the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Preferred Stock.

                  "PUBLIC OFFERING" means any offering of Shares to the public, either on behalf of the Company or any of its security holders, pursuant to an effective registration statement under the Securities Act.

                  "QUALIFIED INDEPENDENT UNDERWRITER" means an underwriter meeting the requirements of Section 2(1) of Schedule E to the NASD By-Laws as the same may be amended from time to time.

                  "QUALIFYING HOLDER" means any Holder who, alone or together with one or more other Holders, holds Registrable Securities that constitute at least seventeen and one half percent (17 1/2%) of the Registrable Securities, including those subject to issuance.

                  "RECORDS" has the meaning ascribed to it in SECTION 4(j).

                  "REGISTRABLE SECURITIES" means (a) Shares that are at any time outstanding and that are owned by Investors (or any Person that acquires such Shares from any such Investor), (b) Shares issuable upon conversion of the shares of Preferred Stock into Shares pursuant to the terms of the Certificate of Incorporation (including the Certificates of Designation thereto) of the Company and that are owned by any of the Investors (or any Person that acquires such Shares or such Preferred Stock from any such Investor), and (c) Shares issuable upon the exercise of warrants to purchase Shares outstanding as of the effectiveness of this Second Amended and Restated Registration Rights Agreement issued to any of the Investors (or any Person that acquires such Shares or warrants from any such Investor). As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (y) they shall have been distributed to the public pursuant to Rule 144, or (z) they shall have ceased to be outstanding.

                  "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Demand Registration or a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing, NASD fees and NASDAQ fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single firm of accountants and counsel retained by the Holders of a majority of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions in respect of Registrable Securities, which shall be payable by the Holders thereof PRO RATA among such Holders in proportion to the number of Registrable Securities being sold.

                  "REQUEST FOR REGISTRATION" means a written request by a Holder to the Company for registration of Registrable Securities in response to a Notice of Demand for Registration or a Notice of Piggyback Registration, which request shall specify the Registrable Securities intended to be disposed of and the intended method of disposition thereof.

                  "REQUESTING HOLDERS" means, with respect to any registration, the Holders demanding or requesting to have Registrable Securities included in a registration in accordance with SECTION 2 or 3.

                  "RULE 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SHARES" means the shares of Common Stock.

                  "STOCKHOLDERS' AGREEMENT" means the Amended and Restated Stockholders' Agreement, of even date herewith, by and among the parties thereto.

                  (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "herewith," and derivative or similar words refer to this entire Agreement; and (iv) the term "Section" refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

         Section 2.   DEMAND REGISTRATION RIGHTS

                  (a) DEMANDS FOR REGISTRATION. Subject to Section 6 below, at any time after June 2, 2002, or such earlier time as the Company shall have effected a Public Offering, any Qualifying Holder may demand that the Company use its best efforts to effect the registration under the Securities Act of all or part of such Qualifying Holder's Registrable Securities. Such demand for registration (a "DEMAND FOR REGISTRATION") shall be in writing, delivered to the Company in accordance with SECTION 11(a), and shall specify the number of Registrable Securities to be registered and the intended method of disposition thereof. No later than ten (10) Business Days after receipt of such Demand for Registration, the Company shall give written notice (a "NOTICE OF DEMAND FOR REGISTRATION") of such Demand for Registration to all other Holders, and shall use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities included in the Demand for Registration, and

                  (ii) all other Registrable Securities as to which any Holder has delivered to the Company a Request for Registration within fifteen
         (15) days after the giving of the Notice of Demand for Registration,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the methods of disposition specified. At the request of the Holders of a majority of the Registrable Securities to be registered, or in the case of a Demand Registration on Form S-1 or its equivalent, the method of disposition of all Registrable Securities included in such registration shall be an underwritten offering effected in accordance with SECTION 5(a). Notwithstanding the foregoing, the Company may postpone taking action with respect to a Demand Registration for a reasonable period of time after receipt of the original Demand for Registration (not exceeding one hundred eighty (180) days) if, in the good faith opinion of the Board, effecting the registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company, PROVIDED that the Company shall not delay such action pursuant to this sentence more than once in any twelve (12) month period. Subject to SECTION 2(e), the Company may include in such registration Shares or other securities for sale for its own account. Neither the Company nor any Holder shall have the right to include any securities in a registration statement to be filed as part of a Demand Registration unless
(i) such securities are of the same class as the Registrable Securities included in the Demand for Registration (or the demanding Holders consent to such inclusion in writing), and (ii) if such Demand Registration is an underwritten offering, the Company and such other Holders agree in writing to sell, subject to SECTION 2(e), their securities on the same terms and conditions as apply to the Registrable Securities being sold pursuant to the Demand for Registration.

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

                  (b) LIMITATIONS ON DEMAND REGISTRATIONS. Notwithstanding anything herein to the contrary, the Company shall not be required to honor a Demand for Registration if:

                  (i) the proposed aggregate Public Offering price for the Registrable Securities included in the Demand for Registration is less than (a) Forty Million dollars ($40,000,000) for a Demand Registration on Form S-1 or its equivalent or for an underwritten Public Offering on Form S-3 or its equivalent, or (b) Seven Million Five Hundred Thousand dollars ($7,500,000) for a non-underwritten Public Offering on Form S-3 or its equivalent, based on the fair value estimated by the underwriters in the case of an underwritten Public Offering or the then-current market price in the case of a non-underwritten Public Offering; or

                  (ii) such Demand for Registration is received by the Company less than one hundred eighty (180) days following the effective date of any previous Effective Registration.

                  (c) REGISTRATION STATEMENT FORM. Demand Registrations shall be on such appropriate registration form selected by the Company as shall be reasonably acceptable to the Holders of a majority of the Registrable Securities to which such registration relates, and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified by the Holders participating therein.

                  (d) REGISTRATION EXPENSES. The Company will pay all Registration Expenses incurred in connection with (i) the first two (2) Demand Registrations on Form S-1 or its equivalent, and (ii) the first two
(2) Demand Registrations on any other form, except Form S-1 or its equivalent. The Registration Expenses for all other Demand Registrations shall be allocated among all Persons (including the Company) on whose behalf securities of the Company are included for offer and sale in such registration, pro rata on the basis of the respective amounts of the securities then being registered on their behalf; further provided that the Company shall not be responsible for the Registration Expenses in connection with any Demand for Registration which has been subsequently withdrawn by the Holders, in which case such expenses shall be borne by the Holders requesting such withdrawal.

                  (e) PRIORITY IN CUTBACK REGISTRATIONS. If a Demand Registration becomes a Cutback Registration, the Company shall include in such registration the amount of securities which the Managing Underwriter advises the Company can be sold in such offering without a reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering: (i) FIRST, the Registrable Securities included in the Demands for Registration or the Requests for Registration PRO RATA among the Holders making such Demands for Registration or Requests for Registration in proportion to the number of Registrable Securities included in their Demands for Registration or Requests for Registration, and (ii) SECOND, the securities of the Company included in such registration by the Company for sale for its own account.

                  (f) PREEMPTION OF DEMAND REGISTRATION. Notwithstanding anything to the contrary contained herein, and without limitation as to the rights of the Company to include in a Demand Registration securities for sale for its own account as provided in SECTION 2(a), at any time within thirty (30) days after receiving a Demand for Registration, the Company may elect to effect an underwritten primary registration in lieu of the Demand Registration. If the Company so elects, the Company shall give prompt written notice to all Holders of its intention to effect such a registration and shall afford Holders the rights contained in SECTION 3 with respect to Piggyback Registrations; the Demands for Registration shall be deemed to have been withdrawn; and such primary registration shall not be deemed to be an Effective Registration.

                  (g) LIMITATION ON DEMAND REGISTRATION. Notwithstanding that the Shares issuable upon the exercise of the CCU Warrant are Registrable Securities and that such Shares shall be considered part of CCU's aggregate holdings of Shares for purposes of determining its right to participation in any Demand Registration or Piggyback Registration, no Shares issued or issuable under the CCU Warrant shall be permitted to be registered pursuant to any demand for a Demand Registration or Piggyback Registration made earlier than 12 months after the date of issuance of the CCU Warrant.

         Section 3.   PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES.
Notwithstanding any limitation contained in SECTION 2, if the Company at any time proposes after the date hereof to effect a Piggyback Registration, including a registration in lieu of a Demand Registration pursuant to SECTIONS 2(b)(iii) and 2(f), it will each such time give prompt written notice (a "NOTICE OF PIGGYBACK REGISTRATION") to all Holders of its intention to do so and of such Holders' rights under this SECTION 3, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. If any Holder delivers a Request for Registration to the Company within fifteen (15) days after such Holder receives a Notice of Piggyback Registration, the Company will use its best efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Requesting Holder entitled to do so to demand that such registration be effected as a Demand Registration under SECTION 2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. Subject to the provisions of SECTION 2(f), no registration effected under this SECTION 3 shall relieve the Company of its obligations to effect a Demand Registration under SECTION 2.

                  (b) REGISTRATION EXPENSES. The Company will pay all Registration Expenses incurred in connection with each Piggyback Registration.

                  (c) PRIORITY IN CUTBACK REGISTRATIONS. If a Piggyback Registration becomes a Cutback Registration, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering without a reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering:

                  (i) FIRST, the securities proposed by the Company to be sold for its own account; and

                  (ii) SECOND, the Registrable Securities included in the Requests for Registration of Requesting Holders, PRO RATA among such Requesting Holders in proportion to the number of Registrable Securities included in their Requests for Registration.

Any securities excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

         Section 4. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to SECTION 2 or
SECTION 3, the Company will use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition thereof specified by the Holders participating therein. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible:

                  (a) prepare and file with the Commission (in the case of a Demand Registration), the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and use its best efforts to cause such registration statement to become effective; PROVIDED, that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish to counsel for the Requesting Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information pertaining solely to such Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities included in such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) one hundred eighty (180) days after such registration statement becomes effective;

                  (c) promptly notify each Requesting Holder and the underwriter or underwriters, if any:

                           (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                           (ii) of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                           (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

                           (iv)  of the receipt by the Company of any
         notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                  (d) furnish to each seller of Registrable Securities included in such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such Holder's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

                  (e) use its best efforts to register or qualify all Registrable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder thereof shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, or (ii) to consent to general service of process in any such jurisdiction;

                  (f) use its best efforts to cause all Registrable Securities included in such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Holder thereof to consummate the disposition of such Registrable Securities;

                  (g) to the extent any of the following are obtained by or furnished to the Company or the underwriters, furnish to each Requesting Holder a signed counterpart, addressed to such Holder (and the underwriters, if any), of

                           (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such Holder, and

                           (ii) a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities; and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements and such other financial matters as such Holder (or the underwriters, if any) may reasonably request;

                  (h) notify each Holder whose Registrable Securities are included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and not file any amendment or supplement to such Registration Statement or prospectus to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (j) make available for inspection by any Requesting Holder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Holder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company

(collectively, the "RECORDS") reasonably necessary to enable the Inspectors to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (k) provide a transfer agent and registrar for all Registrable Securities included in such registration statement not later than the effective date of such registration statement; and

                  (l) use its best efforts to cause all Registrable Securities included in such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

                  The Company may require each Holder whose Registrable Securities are being registered to, and each such Holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company and the underwriters with such information and affidavits regarding such Holder and the distribution of such securities as the Company and the underwriters may from time to time reasonably request in writing in connection with such registration.

                  Upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (h) of this SECTION 4, each Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder receives the copies of the supplemented or amended prospectus contemplated by paragraph (h) of this
SECTION 4 and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period referred to in paragraph (b) of this SECTION 4 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (h) of this SECTION 4 and to and including the date when each Holder whose Registrable Securities are included in such registration statement receives the copies of the supplemented or amended prospectus contemplated by paragraph (h) of this SECTION 4.

         Section 5. UNDERWRITTEN OFFERINGS. If a Demand for Registration is made pursuant to SECTION 2, or if the Company at any time proposes to register any of its securities in a Piggyback Registration or otherwise, and, in either case, the securities included in such registration are to be distributed by or through one or more underwriters, such securities shall be distributed by or through, and the Company shall enter into a firm commitment underwriting agreement in customary form with, (i) a Managing Underwriter selected in accordance with SECTION 10, (ii) such other underwriters, reasonably satisfactory to the Company, as may be selected by the Managing Underwriter to assist or participate in the distribution, and (iii) if a Qualified Independent Underwriter is required for such registration pursuant to Schedule E to the NASD By-Laws or otherwise, a Qualified Independent Underwriter selected in accordance with SECTION 10.

                  (a) UNDERWRITTEN OFFERINGS IN CONNECTION WITH DEMAND REGISTRATIONS. If a Demand for Registration is made pursuant to SECTION 2 and the distribution of the Registrable Securities included in such Demand for Registration is to be underwritten, the underwriting agreement shall include, among other provisions, indemnities substantially to the effect and to the extent provided in SECTION 7. The Holders whose Registrable Securities are to be distributed by such underwriters shall be parties to such underwriting agreement. No Requesting Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn (i) in the case of a Cutback Registration, in accordance with the priorities set forth in SECTION 2(e) and (ii) in all other cases in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

                  (b) UNDERWRITTEN PIGGYBACK OFFERINGS. If the Company at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of SECTION 3(c), use its best efforts, if requested by any Holder whose Registrable Securities are included in such registration to arrange for such underwriters to include the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters, and such Holders shall be obligated to sell their Registrable Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such Piggyback Registration. The Holders whose Registrable Securities are to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriter or underwriters. No Requesting Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn (i) in the case of a Cutback Registration, in accordance with the priorities set forth in SECTION 3(c) and (ii) in all other cases in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

         Section 6.   HOLDBACK AGREEMENTS.

                  (a) BY THE HOLDERS. Unless the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company) otherwise agrees, no Holder shall effect any public sale or distribution (including a sale under Rule 144) of, or any demand for Registration of, any Registrable Securities, or any securities convertible into or exchangeable or exercisable for Registrable Securities, during the fourteen (14) days prior to and (i) the earlier of (A) the one hundred eighty (180) days after the effective date of the registration statement filed in connection with an initial Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, (or, in the case of a non-underwritten Public Offering, the Company) in order to complete the sale and distribution of the securities included in such registration), or
(B) in the case of an underwritten Public Offering, the date on which the Managing Underwriter's lock-up with respect to such offering is waived by the Managing Underwriter with respect to stockholders holding in the aggregate more than twenty percent (20%) of the outstanding capital stock of the Company. or (ii) the ninety (90) days after the effective date of the registration statement filed in connection with any registration statement filed by the Company with respect to all other Public Offerings (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, (or, in the case of a non-underwritten Public Offering, the Company) in order to complete the sale and distribution of the securities included in such registration), except as part of such registration statement, whether or not such Holder participates in such registration.

                  (b) BY THE COMPANY AND OTHER SECURITYHOLDERS. Unless the Managing Underwriter otherwise agrees, the Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to and the ninety (90) days after the effective date of the registration statement filed in connection with an underwritten offering made pursuant to a Demand Registration or a Piggyback Registration (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto, and (ii) shall cause each holder of its equity securities, or of any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a Public Offering), to agree not to effect any such public sale or distribution of such securities (including a sale under Rule 144), during such period, except as part of such underwritten registration.

         Section 7.   INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable Securities included in any registration statement filed in connection with a Demand Registration or a Piggyback Registration, its directors, officers, and partners, and each other Person, if any, who controls any such seller within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "LOSSES"), to which such seller or any such director, officer, partner or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such seller and each such director, officer, partner and controlling Person for legal and other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof) in accordance with paragraph (c) below; PROVIDED, that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner or controlling Person, and shall survive the transfer of such securities by such seller. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors, and partners, and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to sellers of Registrable Securities.

                  (b) INDEMNIFICATION BY THE SELLERS. Each Holder whose Registrable Securities are included or are to be included in any registration statement filed in connection with a Demand Registration or a Piggyback Registration, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligation to provide indemnification pursuant to this SECTION 7(b) shall be several, and not joint and several, among such Indemnifying Parties on the basis of the number of Registrable Securities of each such Indemnifying Party included in such registration statement; PROVIDED FURTHER, HOWEVER, that in no event shall any indemnity by a Holder under this SECTION 7(b) exceed the net proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Such Holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

                  (c) NOTICES OF CLAIMS. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this
SECTION 7, such Indemnified Party shall, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this SECTION 7, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; PROVIDED that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and PROVIDED FURTHER that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of up to one such additional counsel for the Indemnified Parties. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (d) CONTRIBUTION. If the indemnity and reimbursement obligation provided for in any paragraph of this SECTION 7 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified

Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that in no event shall any contribution by a Holder under this
SECTION 7(d) exceed the net proceeds from the offering received by such Holder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect not only the relative fault of, but also the relative benefits received by, the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

                  No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

                  (e) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this SECTION 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this
SECTION 7 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                  (f) INDEMNIFICATION PAYMENTS. The indemnification required by this SECTION 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

                  (g) UNDERWRITING AGREEMENT. Notwithstanding the foregoing, to the extent that the provisions concerning indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         Section 8. COVENANTS RELATING TO RULE 144. If at any time the Company is required to file reports in compliance with either Section 13 or
Section 15(d) of the Exchange Act, the Company will (a) file reports in compliance with the Exchange Act, (b) comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish each Holder with such other information as such Holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration, and (c) at its expense, forthwith upon the reasonable request of any Holder, deliver to such Holder a certificate, signed by the Company's principal financial officer, stating (i) the Company's name, address and telephone number (including area code), (ii) the Company's Internal Revenue Service identification number, (iii) the Company's Commission file number, (iv) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by the Company, and (v) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of the Holder of any Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

         Section 9.   OTHER RIGHTS.

                  (a) NO EXISTING AGREEMENTS. The Company represents and warrants to each other party hereto that immediately after the effectiveness of this Agreement, there will not be in effect any agreement by the Company (other than this Agreement) pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

                  (b) FUTURE AGREEMENTS. The Company shall not hereafter agree with the holders of any securities issued or to be issued by the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction unless such agreement specifically provides that (i) such holder of such securities may not participate in any Demand Registration except as provided in SECTION 2; and
(ii) the holder of such securities may not participate in any Piggyback Registration except as provided in SECTION 3.

         Section 10. SELECTION OF UNDERWRITERS. It is acknowledged and agreed by the Company and the other parties hereto that the Managing Underwriter for any registration of Registrable Securities effected pursuant to this Agreement shall be selected, in the case of a Piggyback Registration, by the Board, and, in the case of a Demand Registration, by the Holders of a majority of the Registrable Securities to be sold in such offering after consultation with, and with the consent of, the Company, which consent shall not be unreasonably withheld. If a Qualified Independent Underwriter is required for any registration of Registrable Securities effected pursuant to this Agreement, such Qualified Independent Underwriter shall be an investment banking firm, selected by the Managing Underwriter and reasonably satisfactory to the Company which (i) meets the criteria for a "qualified independent underwriter" set forth in Section 2(1) of Schedule E to the NASD By-Laws as the same may be amended from time to time and any other applicable rule or regulation of the NASD or otherwise, and (ii) agrees to act in such capacity for compensation and upon other terms and conditions substantially consistent with the compensation and other terms and conditions that could reasonably be expected to be required by similar investment banking firms acting in such capacity in similar transactions.

         Section 11.  MISCELLANEOUS.

                  (a) NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by courier or by facsimile transmission or mailed (first class postage prepaid) to the parties at the addresses or facsimile numbers set forth below.

                  (i)      If to the Company, to:

                           Tunes.com Inc.
                           640 North LaSalle
                           Suite 560
                           Chicago, IL 60610
                           Attention: Howard A. Tullman

                           Facsimile:  (312) 642-0616

                           with a copy to:

                           Freeborn & Peters
                           311 South Wacker Drive
                           Suite 3000
                           Chicago, Illinois
                           Attention:  Michael E. Shabat

                           Facsimile: (312) 360-6575

                  (ii) if to an Investor, to such Investor at its address set forth in the stock ledger of the Company, with copies to:

                           Goldman, Sachs & Co.
                           85 Broad Street
                           New York, New York 10004
                           Attention:  Ms. Kaca Enquist

                           Facsimile: (212) 357-5505

                           Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois 60603
                           Attention:  Dennis V. Osimitz, Esq.

                           Facsimile: (312) 853-7036

                           netWorth Partners I, LLC
                           One Buckhead Plaza
                           Suite 780
                           3060 Peachtree Road
                           Atlanta, Georgia  30305
                           Attention:  Burton B. Goldstein, Jr.

                           Facsimile:  (404) 264-9305

                           Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                           Attention:  B. Lynn Walsh, Esq.

                           Facsimile:  (404) 881-7777

                           Clear Channel Communications, Inc.
                           200 Concord Plaza, Suite 600
                           San Antonio, Texas 78216
                           Attention: Chief Financial Officer

                           Facsimile:  (210)

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           300 Convent Street, Suite 1500
                           San Antonio, Texas 78205
                           Attention: Stephan C. Mount

                           Facsimile:  (210) 224-2035

                  All such notices, requests and other communications will
(x) if delivered personally or by courier to the address provided in this
SECTION 11(a), be deemed given upon delivery, (y) if delivered by facsimile transmission to the facsimile number provided in this SECTION 11(a), be deemed given when receipt of transmission has been electronically confirmed by the sending party if given prior to 5:00 p.m., local time of the recipient, otherwise on the next Business Day, and (z) if delivered by first class or registered mail in the manner described above to the address as provided in this SECTION 11(a), be deemed given three (3) Business Days after deposit in the United States Mail (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  (b) ENTIRE AGREEMENT. This Agreement amends and restates the First Amended and Restated Registration Rights Agreement in its entirety and supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and of the First Amended and Restated Registration Rights Agreement, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and of the First Amended and Restated Registration Rights Agreement.

                  (c) AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and the Holders of two-thirds (2/3) or more of the Registrable Securities then outstanding or subject to issuance.

                  (d) WAIVER. Subject to paragraph (e) of this SECTION 11, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

                  (e) CONSENTS AND WAIVERS BY HOLDERS. Any consent of Holders pursuant to this Agreement, and any waiver by Holders of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts) and may be given or taken by the Holders of two-thirds (2/3) or more of the Registrable Securities then outstanding or subject to issuance, and any such consent or waiver so given or taken will be binding on all the Holders.

                  (f) NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnification under SECTION 7.

                  (g) SUCCESSORS OR ASSIGNS. The registration rights contained in this Agreement shall be transferable by any Holder to any Person that acquires Registrable Securities from such Holder (excluding any Person that acquires such Registrable Securities in a transaction pursuant to which such securities cease to be Registrable Securities).

                  (h) HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  (i) INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and

(iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  (j) REMEDIES. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter if, existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

                  Damages in the event of breach of this Agreement by any party hereto or any of their respective successors or permitted assigns would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and each party hereto, on its own behalf and on the behalf of its respective successors and permitted assigns, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

                  (k) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to a contract executed and performed therein, without giving effect to the conflicts of laws principles thereof.

                  (l) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (m) TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under Sections 2 and 3 of this Agreement shall terminate and be of no further force and effect twenty-five (25) years after the date of the Company's initial Public Offering.

                  (n) LEGENDS. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) bear the following legends:

                  The securities represented by this certificate were issued in a transaction exempt from registration under the Securities Act of 1933 (as then in effect), and in reliance upon the holder's representation that such securities were being acquired for investment and not for resale. No transfer of such securities may be made on the books of the Company unless accompanied by an opinion of counsel, satisfactory to the Company, that such transfer may be effected without registration under the Securities Act of 1933 (as amended) or that such securities have been so registered under a registration statement which is in effect at the date of such transfer.

                  The sale, assignment, pledge, encumbrance or other transfer of the securities represented by this certificate is subject to the provisions of an Amended and Restated Registration Rights Agreement, dated as of May 4, 1999, among the Company and the Investors named therein, a copy of which is on file at the principal executive office of the Company.

                  (o) EFFECTIVE DATE. This Second Amended and Restated Registration Rights Agreement shall be effective upon the closing of an initial Public Offering of the Common Stock pursuant to a registration statement on Form S-1; provided, however, that if such closing does not occur on or before August 20, 1999, this Second Amended and Restated Registration Rights Agreement shall be null and void and without any further effect.


                          SIGNATURES ON FOLLOWING PAGES

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the day and year first above written.

                                  THE COMPANY:

                                  TUNES.COM INC.


                                  By:    /s/ Howard A. Tullman
                                     -----------------------------------------
                                  Name:     Howard A. Tullman
                                       ---------------------------------------
                                  Title:    CEO
                                       ---------------------------------------

                                  INVESTORS:

                                  NETWORTH PARTNERS I, LLC

                                  By:   /s/ Burton B. Goldstein, Jr.
                                     -----------------------------------------
                                  Name:   Burton B. Goldstein, Jr.
                                       ---------------------------------------
                                  Title:  Authorized Person
                                        --------------------------------------


                                  GS CAPITAL PARTNERS II, L.P., a Delaware limited partnership

                                  By:     GS Advisors, L.P., its general partner

                                          By: GS Advisors, Inc., its general
                                              partner


                                          By:   /s/ GS Advisors, Inc.
                                             ----------------------------------
                                          Its:
                                              ---------------------------------


                                  GS CAPITAL PARTNERS II OFFSHORE, L.P.,
                                  a limited partnership organized under
                                  the laws of the Cayman Islands

                                  By:     GS Advisors II (Cayman), L.P., its
                                          general partner

                                          By:  GS Advisors II, Inc., its general
                                               partner


                                          By:   /s/ GS Advisors II, Inc.
                                             ----------------------------------
                                          Its:
                                              ---------------------------------

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]



                                  GOLDMAN SACHS & CO. VERWALTUNGS GMBH,
                                  a company organized under the laws of
                                  Germany

                                  By: /s/ Goldman Sachs & Co. Verwaltungs GmBH
                                  Its:
                                      -----------------------------------------


                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------


                                  STONE STREET FUND 1997, L.P., a Delaware limited partnership

                                  By:     Stone Street Asset Corp., General
                                          Partner


                                          By:  /s/ Stone Street Asset Corp.
                                             ----------------------------------
                                          Its:
                                              ---------------------------------


                                  BRIDGE STREET FUND 1997, L.P., a Delaware limited partnership

                                  By:     Stone Street Asset Corp., Managing
                                          General Partner


                                          By:   /s/ Stone Street Asset Corp.
                                             ----------------------------------
                                          Its:
                                              ---------------------------------

                                   Schedule 1
                                       to
             Second Amended and Restated Registration Rights Agreement
                           Dated as of August 9, 1999


INVESTORS, AS OF JUNE 2, 1997, UNDER THE ORIGINAL REGISTRATION RIGHTS AGREEMENT:

         GS Capital Partners II, L.P.
         GS Capital Partners II Offshore, L.P.
         Goldman Sachs & Co., Verwaltungs GmbH
         Stone Street Fund 1997, L.P.
         Bridge Street Fund 1997, L.P.
         Deane S. Borgeson
         D. Scott Carr
         David S. Connelly
         Joseph P. Davies
         Doerge-Internet, L.P.
         Edwin M. Furey II
         James G. Gendelman
         Greg D. Glyman
         Golan Productions, Inc.
         Thomas A. Herman
         Patrick William Joyce
         Matthew S. Kaplan
         Thomas J. Kigin
         Roland N. Livney
         John Meyer
         Steven B. Nakovich
         Louis Portnoy
         Michael D. Searle
         Virginia B. Sonnenschein
         Craig Stern Revocable Trust
         Kelly A. Thomson




                                   Schedule 1
                                  (Page 1 of 1)

                                   Schedule 2
                                       to
              Second Amended and Restated Registration Rights Agreement
                           Dated as of August 9, 1999


INVESTORS, SUBSEQUENT TO JUNE 2, 1997, UNDER THE ORIGINAL REGISTRATION RIGHTS
AGREEMENT:

         Marc F. Adler
         James J. Arado
         Arthur Pancoe Trust dated 9/14/90
         James F. Beedie
         Greg T. Buchholz
         The Elizabeth L. Carr Trust dated November 25, 1991
         Mark E. Carr, IRA R/O
         Bernard J. Cass
         Don W. Ceglar
         Stephen T. Coates
         Delbert W. Coleman
         Neil S. Coleman
         Paul R. Davies
         Francis X. Egan
         FDP Music, L.L.C.
         Suzanne M. Gray
         Heartland Internet Music, L.L.C.
         James W. Jacobs
         JAMtv Venture Partners, L.L.C.
         K. A. Steel Chemicals Inc.
         John F. Kane
         Neil Kane
         Kip Kelley
         Michael J. Keneipp
         Daniel Kigin
         Terrence J. Lavin
         Donald R. McGarrah
         Music Convergence, L.L.C.
         Music Funding L.L.C.
         Music Infusion, L.L.C.
         Marla H. Polk
         Renrel V Investments Limited Partnership
         Resolute Partners, L.P.
         Richard T. Santulli
         Richard D. Shivers
         Hugo Sonnenshein, IRA R/O
         Robert C. Staley



                                   Schedule 2
                                  (Page 1 of 2)

         Steven F. Stratton
         WNC Corporation
         Michael M. Wadden
         Harvey M. Walken

         An "Investor" under and as defined in this Agreement shall include, without limitation, each of the following Holders of Series E Convertible Preferred Stock of the Company and any of the other Holders of Series E Convertible Preferred Stock of the Company; provided that such Holder has agreed to be bound by the terms and conditions of this Agreement (by executing an additional counterpart signature page to the First Amended and Restated Registration Rights Agreement, a joinder, or such other document evidencing such Person's agreement to be bound hereby):

         netWorth Partners I, LLC
         FDP Music II, L.L.C.
         Music Infusion II, L.L.C.
         Bruce R. Katz
         Kevin Power
         Lawrence R. Morgenthal
         John S. Bank
         The Mednick Living Trust
         Music Funding II, L.L.C.


         An "Investor" under and as defined in this Agreement shall include Clear Channel Communications, Inc. and musicmaker.com, Inc.



                                   Schedule 2
                                  (Page 2 of 2)